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EXHIBIT 16.1

October 29, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Bionutrics, Inc.'s Form 8-K dated October 29, 2002, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

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  EXHIBIT 16.1